Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fulton Financial Corporation:

We consent to the incorporation by reference in the registration statements (No. 333-05471, No. 333-05481, No. 333-44788, No. 333-81377, No. 333-64744, No. 333-76594, No. 333-76600, No. 333-76596, No. 333-107625, No. 333-114206, No. 333-116625, No. 333-121896, No. 333-126281, No. 333-131706, No. 333-135839, No. 333-145542, No. 333-168237, No. 333-175065, No. 333-189457, No. 333-128894, No. 333-197728, No.333-175065 and No. 333-236579) on Form S-8 and in the registration statements (No. 333-37835, No. 333-61268, No. 333-123532, No. 333-130718, No. 333-156339, No. 333-189459, No. 333-189488, No. 333-156396, No. 333-197730, No. 333-221393 and No. 333-249588) on Form S-3 of Fulton Financial Corporation of our report dated March 1, 2021, with respect to the consolidated balance sheets of Fulton Financial Corporation and subsidiaries as of December 31, 2021 and 2020, the related consolidated statements of income, comprehensive income, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2021, which report appears in the December 31, 2021 annual report on Form 10‑K of Fulton Financial Corporation.

Our report refers to the adoption of Accounting Standards Update 2016-13, Financial Instruments - Credit Losses (ASC Topic 326): Measurement of Credit Losses on Financial Instruments.

/s/ KPMG LLP

Philadelphia, Pennsylvania
February 28, 2022